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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)  December 7, 2001
                                                          ----------------------

                        Cabot Industrial Properties, L.P.
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             (Exact name of registrant as specified in its charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

        1-14979                                            04-3397874
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(Commission File Number)                       (IRS Employer Identification No.)


Two Center Plaza, Suite 200, Boston, Massachusetts                  02108
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    (Address of principal executive offices)                      (Zip Code)

                                 (617) 723-0900
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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          (Former name or former address, if changed since last report)


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Item 5. Other Events and Regulation FD Disclosures.

     On December 7, 2001, pursuant to the previously announced Agreement and Plan of Merger, dated as of October 28, 2001, among Cabot Industrial Trust ("Cabot"), the Registrant, CalWest Industrial Properties, LLC ("CalWest") and Rooster Acquisition Corp., a wholly owned subsidiary of CalWest ("Rooster"), Cabot and Rooster effected a merger (the "Merger") whereby Rooster merged with and into Cabot, with Cabot being the surviving entity. Pursuant to the Merger Agreement, upon consummation of the Merger, (i) Cabot became a wholly-owned subsidiary of CalWest and (ii) the then outstanding common shares of beneficial interest, including the related preferred share purchase rights, were converted into the right to receive a cash payment of $24.00 per common share. A copy of the press release issued by RREEF America L.L.C. on behalf of CalWest announcing this event is attached hereto as Exhibit 99.1

Item 7. Financial Statements and Exhibits.

        (c) Exhibits.

Exhibit No.      Description
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  99.1           Press Release, dated December 7, 2001, of RREEF America L.L.C.



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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CABOT INDUSTRIAL PROPERTIES

                                By: Cabot Industrial Trust,
                                     its general partner


Dated: December 11, 2001        By: /s/ Charles B. Leitner, III
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                                    Charles B. Leitner, III
                                    President




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                                  EXHIBIT INDEX

         Exhibit
           No.                             Description
         -------    -------------------------------------------------------
          99.1      Press Release, dated December 7, 2001, of RREEF America
                    L.L.C.